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                                                                    EXHIBIT 23.2

29 December 2000

The Directors
MindArrow Systems Inc.
101 Enterprises, Suite 340
Aliso Viejo
California 92656

Dear Sirs,

RE: Fusionactive.com Limited

We have issued our report dated August 11, 2000 accompanying the consolidated financial statements of Fusionactive.com Limited incorporated by reference in the annual report of MindArrow Systems, Inc. on Form 10-K for the year ended September 30, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of MindArrow Systems, Inc. on Form S-8 (file no. 333-44604 and file no. 333-44602).

Yours faithfully

Grant Thornton
Hong Kong